UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

Atara Biotherapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36548	46-0920988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2380 Conejo Spectrum Street Suite 200
Thousand Oaks, California		91320
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 623-4211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2023, Atara Biotherapeutics, Inc. (the “Company”) entered into an Amended and Restated Commercialization Agreement (the “A&R Commercialization Agreement”) with Pierre Fabre Medicament (“Pierre Fabre”), which amends and restates that certain Commercialization Agreement dated October 2, 2021, as amended on September 27, 2022 (the “Original Commercialization Agreement”). Under the Original Commercialization Agreement, the Company granted to Pierre Fabre (i) an exclusive, field-limited license under the applicable patents and know-how owned or controlled by the Company and its affiliates covering or related to tabelecleucel (the “Product”), the Company’s allogeneic T-cell immunotherapy specific for the tumor-associated antigens expressed by the Epstein-Barr virus and (ii) exclusive rights to commercialize and distribute the Product in Europe and select emerging markets in the Middle East, Africa, Eastern Europe and Central Asia (the “Initial Territory”) following regulatory approval.

Effectiveness of the A&R Commercialization Agreement, including the terms summarized below, is subject to the receipt of clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Clearance”) (the date of receipt of HSR Clearance, the “Effective Date”). The A&R Commercialization Agreement is expected to take effect in December 2023.

Pursuant to the A&R Commercialization Agreement, upon the Effective Date, Pierre Fabre’s exclusive rights to research, develop, manufacture, commercialize and distribute the Product will be expanded to all other countries in the world in addition to the Initial Territory (the “Additional Territory” and, together with the Initial Territory, the “Territory”), subject to the Company's performance of certain obligations as described below.

During the applicable period specified in the A&R Commercialization Agreement, the Company will be responsible, at Pierre Fabre’s cost, to continue conducting the ongoing Phase 3 ALLELE clinical study and the Phase 2 multi-cohort clinical study. The Company will also be responsible, at Pierre Fabre’s cost, for certain other activities directed to obtaining regulatory approval in the United States for the Product for EBV-associated post-transplant lymphoproliferative disease pursuant to the terms of the A&R Commercialization Agreement. Pierre Fabre will be responsible, at its cost, for obtaining and maintaining all other required regulatory approvals and for commercialization and distribution of the Product in the Territory, including conducting any other clinical study required.

Prior to the date manufacturing responsibility is transferred to Pierre Fabre, the Company will be responsible for manufacturing and supplying Pierre Fabre with the Product for commercialization in the Territory, at Pierre Fabre’s cost. Upon the date manufacturing responsibility is transferred to Pierre Fabre (planned to be at the time of transfer of the biologics license application for the Product to Pierre Fabre) and throughout the remainder of the term of the A&R Commercialization Agreement, Pierre Fabre will be responsible, at its cost, for manufacturing and supplying the Product for commercialization in the Territory.

No later than ten business days after the Effective Date, Pierre Fabre will pay the Company an additional upfront cash payment of $20 million for the expanded exclusive license grant. The Company will also be entitled to receive an aggregate of up to $620 million in additional milestone payments upon achieving certain regulatory and commercial milestones relating to the Product in the Additional Territory. In addition, the Company will be eligible to receive significant double-digit tiered royalties as a percentage of net sales of Product in the Territory until the later of 12 years after the first commercial sale in such country, the expiration of specified patent rights in such country, or the expiration of all regulatory exclusivity for such Product in such country. Royalty payments may be reduced in certain specified customary circumstances.

The A&R Commercialization Agreement includes (i) various representations, warranties, covenants, indemnities, and other customary provisions and (ii) contains customary provisions for termination by Pierre Fabre for convenience, by the Company upon a challenge of the Company’s licensed patents, and by either party, including in the event of breach of the A&R Commercialization Agreement (subject to cure), subject, in each case, to certain reversion rights, or upon the other party’s bankruptcy. The A&R Commercialization Agreement also includes certain restrictions on the ability of each party to develop and commercialize certain products within the field and in the Territory, subject, in each case, to customary carveouts, including with respect to acquiring parties.

The foregoing summary of the A&R Commercialization Agreement does not purport to be complete and is qualified in its entirety by reference to the A&R Commercialization Agreement, a redacted version of which will be filed with the Company’s Annual Report on Form 10-K for the period ended December 31, 2023.

Item 2.02 Results of Operations and Financial Condition.

On November 1, 2023, the Company announced certain financial results for the third quarter ended September 30, 2023. A copy of the Company’s press release, titled “Atara Biotherapeutics Announces Expanded Global Tab-cel® Partnership with Pierre Fabre Laboratories and Third Quarter 2023 Financial Results” is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 2.02 and in the press release included as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 11 and 12(a)(2) of the Securities Act of 1933, as amended, and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On November 1, 2023, the Company announced a reduction in its workforce that will impact approximately 30% of its current employees. The Company expects to substantially complete the workforce reduction by December 31, 2023.

The Company expects to recognize approximately $7.0 million in total for severance and related benefits for employees laid off under the reduction in force. These charges are primarily one-time termination benefits and are all cash charges. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the workforce reduction.

Additional details will be provided in the Company’s Annual Report on Form 10-K for the period ended December 31, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 1, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARA BIOTHERAPEUTICS, INC.

Date:	November 1, 2023	By:	/s/ Eric Hyllengren
Eric Hyllengren Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)